Exhibit 10.66

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”) is entered into as of November 29, 2006 by the parties hereto for the purpose of amending:

1.	Lease Agreement. The Lease Agreement dated as of November 30, 2001 (the “Lease”), between Wells Fargo Bank Northwest, National Association, as Owner Trustee (the “Owner Trustee”) under S&F Trust 1998-1, as lessor (the “Lessor”), and Smart & Final Inc., as lessee (“Lessee”). Capitalized terms used in this Amendment, but not otherwise defined, are used as defined in the Lease Agreement and the Participation Agreement described below, and all references to documents shall be construed as such documents have been amended, modified or waived by the parties thereto;

2.	Lease Supplements/Memoranda of Leases. The Lease Supplements between the Lessor and the Lessee described on Schedule 1 to this Amendment (the “Lease Supplements”), memoranda (the “Memoranda of Leases”) of which were recorded in the jurisdictions where the Properties are located;

3.	Credit Agreement. The Credit Agreement dated as of November 30, 2001 (the “Credit Agreement”) among Wells Fargo Bank Northwest, National Association, as Owner Trustee under S&F Trust 1998-1, as the Borrower (the “Borrower”), Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch (the “Agent”), as successor in interest to the initial Agent, and the Lenders party thereto (the “Lenders”);

4.	Notes. The Notes executed by the Owner Trustee in favor of the Lenders pursuant to the Credit Agreement (collectively, the “Notes”);

5.	Trust Agreement. The Trust Agreement dated as of November 13, 1998 (the “Trust Agreement”) among the several Holders from time to time party thereto (the “Holders”) and the Owner Trustee;

6.	Certificate. The Certificates delivered by the Owner Trustee under the Trust Agreement;

7.	Participation Agreement. The Participation Agreement dated as of November 30, 2001 (the “Participation Agreement”) among the Lessee, the various persons who are parties thereto as Guarantors, the Owner Trustee, the Holders, the Lenders and the Agent.

RECITALS

A. The Lessee desires to (i) extend the Expiration Date of the Lease, the Maturity Date of the Notes and the Certificates from November 29, 2006 until May 29, 2007, (ii) modify the yield or interest payable on the Notes and Certificates, (iii) modify the amortization schedules attached to the Lease Supplements, the Notes and the Certificates to read as set forth on Schedules 2, 3, and 4, respectively, to this Amendment, (iv) modify the Prepayment Fee and (iv) make related changes in the Operative Agreements.

B. The Lessee, the Owner Trustee, the Borrower, the Lenders, the Holders, and the Agent have agreed to make the changes requested by the Lessee on the terms, and subject to the conditions, contained in this Amendment.

AGREEMENT TO AMEND

NOW, THEREFORE, for good and valuable consideration received, the parties to this Amendment agree as follows:

1. Amendments to the Lease. Upon the effectiveness of this Amendment, each of the parties to the Lease agrees that:

1(a) Term of Lease. Section 2.2 of the Lease is amended to read as follows:

“The term of this Lease with respect to each Property (the ‘Term’) shall begin upon the Closing Date (the ‘Term Commencement Date’) and shall end on May 29, 2007 (the ‘Expiration Date’).”

1(b) Environmental Inspection. Section 10.2 of the Lease is amended to read as follows: “Intentionally Omitted.”

1(c) Dispositions of Properties; Prepayment. New Sections 11.2(e), 11.2(f) and 11.2(g) are added immediately after Section 11.2(d) of the Lease to read as follows:

“(e) Prepayment Upon Transfers of Other Properties. In addition to the dispositions of Properties that may be made pursuant to the preceding Sections 11.2(a) through 11.2(d), subject to the satisfaction of the following conditions precedent, Lessee may, at its own cost and expense, cause Lessor to (x) transfer to a third party, without recourse or warranty (except as to the absence of Lessor Liens) and on an “AS-IS, WHERE IS” basis, all right, title and interest of Lessor in and to not more than three (3) Properties with an aggregate Termination Value of not more than the lesser of $15,000,000 and the aggregate Net Cash Proceeds concurrently applied to prepayment of Lessee’s obligations under the Operative Agreements and (y) furnish to or as directed by Lessee a Deed evidencing such transfer:

“(i) no Lease Default or Lease Event of Default shall have occurred and be continuing,

“(ii) Lessee shall have received the prior written consent of Agent, and

“(iii) Lessee shall have given not less than 30 days’ prior written notice to Lessor.

“(f) Optional Prepayments. In addition to any prepayments that may be payable by Lessee pursuant to the other provisions of this Section 11.2, Lessee may, upon not less three (3) Business Days’ prior written notice to Lessor, at any time and from time to time prepay amounts payable under this Lease and the other Operative Agreements.

“(g) Application of Payments. Lessor will apply payments received pursuant to Sections 11.2(e) and 11.2(f) above to Lessee’s obligations (including the obligation to pay Termination Value) under the Operative Agreements, whether not then due, in any order and in such proportions as Lessor elects.”

1(d) Notice for Purchase or Remarketing of Properties. The first two sentences in Section 20.1 of the Lease are amended to read as follows:

“Subject to Section 21.1, not less than 60 and no more than 120 days prior to the Expiration Date or (respecting the Purchase Option only) any Payment Date, Lessee may give Lessor irrevocable written notice (the ‘Election Notice’) that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, the Properties on the Expiration Date or on the Payment Date specified in the Election Notice (the ‘Purchase Option’) or (b) with respect to an Election Notice given in connection with the Expiration Date only, the option to remarket all, but not less than all, the Properties to a Person other than Lessee or any Affiliate of Lessee and cause a sale of such Properties to occur on the Expiration Date pursuant to the terms of Section 22.1 (the ‘Sale Option’). If Lessee does not give an Election Notice indicating the Purchase Option or the Sale Option at least 60 and not more than 120 days prior to the Expiration Date, then Lessee shall be deemed to have elected the Purchase Option.”

1(e) Third Party Sale Option; Environmental Site Assessment. The first sentence of Section 20.3(b) of the Lease is amended to read as follows:

“In the event Lessee exercises the Sale Option then, as soon as practicable and in all events not less than 30 days prior to the Expiration Date, Lessee at its expense shall cause to be delivered to Lessor a Phase I environmental site assessment for each of the Properties, prepared within 30 days of its delivery to Lessor by the Environmental Consultant and in form, scope and content satisfactory to Lessor and the Majority Holders acting in good faith.”

2. Amendments to Lease Supplements, Memoranda of Lease. Upon the effectiveness of this Amendment, the schedule to each of the Lease Supplements is amended to read, respectively, as set forth in Schedule 2 to this Amendment, and each of the Memoranda of Lease is amended by a Supplement to Memorandum of Lease substantially in the form of Schedule 5 to this Amendment. Each Supplement to Memorandum of Lease shall be duly completed and recorded by the Lessee in the official records of the jurisdiction where the underlying Property is located as promptly as practicable following the effectiveness of this Amendment.

3. Amendments to the Credit Agreement. Upon the effectiveness of this Amendment, the Borrower, the Agent and the Lenders party to the Credit Agreement agree that the Credit Agreement is amended, and the Lessee consents to amending the Credit Agreement, as follows:

3(a) Prepayments. Section 2.6(a) of the Credit Agreement is amended to read as follows:

“(a) The Borrower may at any time, prepay the Loan, in whole or in part, without setoff, deduction or counterclaim, upon at least three Business Days’ irrevocable notice to the Agent, specifying the date and amount of principal to be prepaid. The Agent shall promptly notify each Lender of the content of any prepayment notice. The principal amount specified in a prepayment notice, together with all accrued and unpaid interest thereon, any Prepayment Fees and any other amounts owing to the Agent or any Lender shall be due and payable on the date specified in the notice. The Agent shall apply and pay such amounts in accordance with Section 8.7(b)(iii) of the Participation Agreement.”

3(b) Change in Law, Etc. Section 2.7 of the Credit Agreement is amended to read as follows:

“If any change in law, rule or regulation shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or (ii) subject any Lender to any tax of any kind whatsoever with respect to the Eurodollar Rate or change the basis of taxation of payments to such Lender in respect thereof (except for taxes measured by the gross income of such Lender); or (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting the Eurodollar Rate; and the result of any of the foregoing shall be to increase the cost to such Lender of carrying the Loan as a loan bearing interest calculated based on the Eurodollar Rate or to reduce the amount of any such sum received or receivable by such Lender then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.”

3(c) Interest. Section 2.8(a) of the Credit Agreement is amended to read as follows:

“(a) (i) Except as otherwise expressly provided in this Agreement, each Lender’s portion of the outstanding principal amount of the Loan shall bear interest at the rate per annum specified in this Section 2.8(a). Interest is calculated on the basis of a year of 360 days for the actual days elapsed.

“(ii) By written notice to Agent and Borrower substantially in the form of Exhibit A to the First Amendment to the Omnibus Amendment dated November 29, 2006 among Agent, Lenders, Borrower, Lessee and certain other parties, Lessee may, from time to time, on the condition that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement, elect (and Borrower will be deemed to have elected) to cause interest on all or any portion of the Loan during any Interest Period therefor to accrue at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Percentage in effect from time to time. Each such notice shall specify the amount of the Loan to which such notice applies (which amount shall be not less than Five Million Dollars ($5,000,000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof) and the first day and duration of the relevant Interest Period and shall be received by Agent before 9:00 a.m. (Pacific time) three Business Days prior to the first day of such Interest Period.

“(iii) Unless Borrower elects, in accordance with this Agreement, to cause all or any portion of the Loan to bear interest calculated based on the Eurodollar Rate, the Loan will bear interest at a rate per annum equal to the Base Rate. On the last day of each Interest Period, the portion of the Loan bearing interest calculated based on the Eurodollar Rate for such Interest Period shall automatically bear interest at the Base Rate except to the extent that Borrower has elected to pay interest on all or any portion of such amount (subject to the minimum and multiple amounts described in the preceding clause (ii)) for a new Interest Period commencing on such day in accordance with this Section 2.8(a).

“(iv) Each notice by Borrower under this Section 2.8(a) shall be irrevocable upon receipt by Agent, and Borrower shall indemnify each Lender against any loss, cost or expense incurred by each such Lender as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions contained in this Section 2.8(a), including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such portion(s) of the Loan at an interest rate calculated based on the Eurodollar Rate.

“(v) Notwithstanding the foregoing, (A) if the Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof or if Majority Lenders notify the Agent that the Eurodollar Rate will not adequately reflect the cost to such Lenders of making, funding or maintaining the Loan on such basis, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) the Loan will automatically, on the last day of the then existing Interest Period, convert to bearing interest calculated equal to the Base Rate and the obligation of the Lenders to maintain the Loan as an obligation bearing interest calculated based on the Eurodollar Rate shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist; and (B) upon the occurrence and during the continuance of any Event of Default, on the last day of the then existing Interest Period, the Loan shall be converted to bearing interest calculated equal to the Base Rate and the obligation of the Lenders to accrue interest calculated based on the Eurodollar Rate shall be suspended.

“(vi) Interest on the Loan shall be due and payable on each Payment Date.”

4. Amendments to Notes. Upon the effectiveness of this Amendment, the Owner Trustee in its capacity as the Borrower and each of the Lenders holding a Note agree that each such Note is amended, and the Lessee consents to amending the Notes, as follows:

4(a) Interest. The Notes are amended to delete the rate indicated in the header of such Notes and to replace the second sentence in the Notes to read as follows:

“The Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding in like money at the Agent’s office at the rate and on the dates specified in Section 2.8 of the Credit Agreement.”

4(b) Schedules. The Schedules to the Notes are amended, respectively, to read as set forth on Schedule 3 to this Amendment.

5. Amendments to Trust Agreement. Upon the effectiveness of this Amendment, the Owner Trustee and each Holder of a Certificate agree that the Trust Agreement is amended, and the Lessee consents to amending the Trust Agreement, as follows:

5(a) Early Return of Advances. Section 3.4(a) of the Trust Agreement is amended to read as follows:

“(a) The Owner Trustee may at any time prepay the Holder Advance, in whole or in part, without setoff, deduction or counterclaim, upon at least three Business Days’ irrevocable notice to the Agent, specifying the date and amount of principal to be prepaid. The Agent shall promptly notify each Holder of the content of any prepayment notice. The principal amount specified in a prepayment notice, together with all accrued and unpaid interest thereon, any Prepayment Fees and any other amounts owing to the Agent or any Holder shall be due and payable on the date specified in the notice. The Agent shall apply and pay such amounts in accordance with Section 8.7(b)(iii) of the Participation Agreement.”

5(b) Holder Yield. Section 3.7 of the Trust Agreement is amended to read as follows:

“3.7 Holder Yield.

“(a) Except as otherwise expressly provided in this Agreement, each Holder Advance shall bear interest at the rate per annum specified in this Section 3.7. Interest is calculated on the basis of a year of 360 days for the actual days elapsed. Such interest is the ‘Holder Yield.’

“(b) By written notice to Agent and the Owner Trustee substantially in the form of Exhibit A to the First Amendment to the Omnibus Amendment dated November 29, 2006 among Agent, Lessee, Owner Trustee and certain other parties, Lessee may, from time to time, on the condition that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement, elect to cause interest on all or any portion of a Holder Advance during any Interest Period therefor to accrue at a rate per annum equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Percentage in effect from time to time. Each such notice shall specify the amount of the Holder Advance to which such notice applies (which amount shall be not less than One Million Dollars ($1,000,0000) or any multiple of One Hundred Thousand Dollars ($100,000) in excess thereof) and the first day and duration of the relevant Interest Period and shall be received by Agent before 9:00 a.m. (Pacific time) three Business Days prior to the first day of such Interest Period.

“(c) Unless Lessee elects, in accordance with this Agreement, to cause all or any portion of the Holder Advances to bear interest calculated based on the Eurodollar Rate, the Holder Advances will bear interest at a rate per annum equal to the Base Rate. On the last day of each Interest Period, the portion of the Holder Advances bearing interest calculated based on the Eurodollar Rate for such Interest Period shall automatically be converted to paying interest at the Base Rate except to the extent that the Lessee has elected to pay interest on all or any portion of such amount (subject to the minimum and multiple amounts described in the preceding clause (ii)) for a new Interest Period commencing on such day in accordance with this Section 3.7.

“(d) Each notice by Lessee under this Section 3.7 shall be irrevocable upon receipt by Agent and Owner Trustee, and Lessee shall indemnify each against any loss, cost or expense (all of which shall be included in the ‘Holder Yield’) incurred by each Holder as a result of any failure to fulfill on or before the date specified by such notice the applicable conditions contained in this Section 3.7, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Holder to fund such portion(s) of the Holder Advances at an interest rate calculated based on the Eurodollar Rate.

“(e) Notwithstanding the foregoing, (i) if the Agent shall determine in good faith (which determination shall be conclusive) that the Eurodollar Rate cannot be determined in accordance with the definition thereof or if Majority Holders notify the Agent that the Eurodollar Rate will not adequately reflect the cost to such Holders of making, funding or maintaining the Holder Advances on such basis, the Agent shall forthwith so notify the Lessee and the Holder, whereupon (i) the Holder Advances will automatically, on the last day of the then existing Interest Period, convert to bearing interest calculated equal to the Base Rate and the obligation of the Lenders to maintain the Loan as an obligation bearing interest calculated based on the Eurodollar Rate shall be suspended until the Agent shall notify the Lessee that such Holders have determined that the circumstances causing such suspension no longer exist; and (B) upon the occurrence and during the continuance of any Event of Default, on the last day of the then existing Interest Period, the Holder Advances shall be converted to bearing interest calculated based on the Base Rate and the obligation of Holders to accrue interest calculated based on the Eurodollar Rate shall be suspended. All of the foregoing shall be included in the ‘Holder Yield.’

“(f) Interest on the Holder Advances shall be due and payable on each Payment Date.

“(g) If any change in law, rule or regulation shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Holder (except any reserve requirement reflected in the Eurodollar Rate) or (ii) subject any Holder to any tax of any kind whatsoever with respect to the Eurodollar Rate or change the basis of taxation of payments to such Holder in respect thereof (except for taxes measured by the gross income of such Holder); or (iii) impose on any Holder or the London interbank market any other condition, cost or expense affecting the Eurodollar Rate; and the result of any of the foregoing shall be to increase the cost to such Holder of carrying the Holder Advances as a loan bearing interest calculated based on the Eurodollar Rate or to reduce the amount of any such sum received or receivable by such Lender then, upon request of such Holder, the Owner Trustee will pay to such Holder such additional amount or amounts as will compensate such Holder for such additional costs incurred or reduction suffered.”

6. Amendments to Certificates. Upon the effectiveness of this Amendment, the Owner Trustee and each Holder of a Certificate agree that each such Certificate is amended, and the Lessee consents to amending the Certificates, as follows:

6(a) Holder Yield. The Certificates are amended to amend the “Holder Yield” indicated in the header of such Certificates to read as follows

“Holder Yield: The rate from time to time specified in Section 3.7 of the Trust Agreement (as defined below).”

6(b) Schedules. The Schedules to the Certificates are amended, respectively, to read as set forth on Schedule 4 to this Amendment.

7. Amendments to Participation Agreement. Upon the effectiveness of this Amendment, the Lessee, the Owner Trustee, the Agent, and the other parties to the Participation Agreement agree that:

7(a) Ratable Application of Eurodollar Rate. Section 8.7(d) of the Participation Agreement is amended to read as follows:

“(d) Notwithstanding anything in the Credit Agreement or Trust Agreement to the contrary, the Lessee agrees that each request for calculation of interest based on the Eurodollar Rate for an Interest Period will be a request that such interest rate apply during such Interest Period to a ratable portion of amounts outstanding under each of the Notes and Certificates, and all calculations and payments shall be made accordingly.”

7(b) The Lessee’s Credit Agreement Rights. Section 9.1(a) of the Participation Agreement is amended to read as follows:

“(a) the right, in the place and to the exclusion of the Borrower, to make elections with respect to the interest rate applicable to the Loan, or any portion thereof, including the commencement and duration of any Interest Period, and to deliver notice of such elections to the Agent pursuant to Section 2.8(a) of the Credit Agreement.”

7(c) The Lessee’s Trust Agreement Rights. Section 9.2(a) of the Participation Agreement is amended to read as follows:

“(a) the right to make elections with respect to the interest rate applicable to the Holder Advance, or any portion thereof, including the commencement and duration of any Interest Period, and to deliver notice of such elections to the Agent and the Owner Trustee pursuant to Section 3.7(b) of the Trust Agreement.”

7(d) Definitions. The definitions of “Business Day,” “Environmental Consultant,” “Payment Date” and “Prepayment Fee” in Appendix A to the Participation Agreement are amended and new definitions are added to Appendix A in correct alphabetical order, all to read as follows:

“ ‘Applicable Percentage’ shall mean, in respect of Loans and Holder Advances bearing interest calculated based on the Eurodollar Rate under each Note and Certificate, the percentage set forth below:

Note or Certificate	Applicable Percentage
A-1 Note	0.725%
A-2 Note	0.725%
B Note	0.800%
Certificate	0.950%

“ ‘Base Rate’ shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest established by Agent as its “prime rate,” with each change in such rate to be effective for purposes of the Operative Agreements and the transactions contemplated thereby without necessity of any action on the part of any Person on the day on which such change is effective, it being understood that such rate does not and shall not necessarily reflect the best or lowest rate of interest available to the Agent’s best or preferred commercial customers, and (b) l/2 of one percent above the Federal Funds Effective Rate.”

“ ‘Business Day’ shall mean a day of the year on which banks are not required or authorized by law to close in Los Angeles, California or New York, New York and, if such day relates to the Eurodollar Rate, means any such day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.”

“ ‘Cash’ shall mean cash and cash equivalents.”

“ ‘Environmental Consultant’ shall mean such consultant of recognized standing and reputation in the business of assessing hazardous materials exposure in, on and under real property as may be selected by Lessee and approved by the Agent, such approval not to be unreasonably withheld.”

“ ‘Eurocurrency Liabilities’ has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“ ‘Eurodollar Rate’ shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (i) the rate per annum appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (provided, however, if more than one rate is specified on Reuters screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If for any reason the rate described in the foregoing clause is not available at the time of determination of the Eurodollar Rate for any Interest Period, the term “Eurodollar Rate” shall mean, for any Interest Period an interest rate per annum (rounded upwards, if necessary to the nearest 1/100 of 1%) equal to the rate per annum obtained by dividing (a) the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.”

“ ‘Eurodollar Rate Reserve Percentage’ shall mean, for any Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate is determined having a term equal to such Interest Period.”

“ ‘Interest Period’ shall mean, if the Borrower or the Lessee, as the case may be, elects to have all or a portion of the Loan or the Holder Advance bear interest based on the Eurodollar Rate rather than the Base Rate pursuant to Section 2.8(a) of the Credit Agreement or Section 3.7(b) of the Trust Agreement, respectively, the one, two or three month period commencing on a Business Day and ending on the corresponding day in the next, second or third month, as the case may be, thereafter; provided, however, that (i) if the last day of an Interest Period would not be a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day unless such extension would cause the last day of such Interest Period to occur in the following month, in which case the last day of such Interest period shall be the next preceding Business Day; (ii) if the first day of any Interest Period occurs on a day of the month for which there is no numerically corresponding day in the succeeding calendar month, such Interest Period shall end on the last Business Day of the succeeding calendar month; and (iii) no Interest Period shall extend beyond the Expiration Date.”

“ ‘Net Cash Proceeds’ shall mean, with respect to the transfer of Property pursuant to Section 11.2 of the Lease, the excess, if any, of (a) the sum of Cash received in connection with such sale over (b) the out-of-pocket expenses incurred by Lessee in connection with such transfer and income taxes reasonably estimated to be actually payable within one year of the date of the relevant asset sale as a result of any gain recognized in connection therewith.”

“Payment Date” shall mean (a) in respect of payment amounts determined with reference to the Eurodollar Rate for any Interest Period, the last day of such Interest Period, and, if such Interest Period exceeds one month, the last day of each month falling during such Interest Period, (b) in respect of payment amounts determined with reference to the Base Rate, the last day of each month and (c) with respect to all amounts, the Expiration Date, and any other date on which interest or Holder Yield in connection with a prepayment of principal on the Loan or of the Holder Advance is due under the Credit Agreement or the Trust Agreement.”

“ ‘Prepayment Fee’ shall mean, as of the date of any payment of the Loan or Holder Advance, as applicable, is made if such date is not the last day of an Interest Period, any actual loss, cost or expense (including any loss of anticipated profits and any loss or expense arising from the reemployment of funds obtained by a Lender or Holder to maintain such Loan or Holder Advance and fees payable to terminate the deposits from which such funds were obtained). For purposes of calculating the Prepayment Fee, each Lender and Holder shall be deemed to have funded the Loan or Holder Advance by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, regardless of how the Loan or Advance was in fact so funded. Absent manifest error, the Prepayment Fee shall equal the amount set forth in a certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender for the amounts described in this definition and delivered to Borrower.”

7. Conditions Precedent. This Amendment shall not be effective until the date (the “Amendment Closing Date”) that each of the following conditions precedent shall have been satisfied.

7(a) Certain Documents. The Agent shall have received all of the following, in form and substance satisfactory to the Agent:

(i) Amendment, Supplement to Memoranda of Lease. This Amendment, duly executed by the Lessee and each Guarantor, a Supplement to Memorandum of Lease with respect to each party duly executed by the Lessee and the Agent, and any other instrument, document or certificate required by the Agent to be executed or delivered by the Lessee or any other Person in connection with this Amendment, duly executed by them (collectively, the “Amendment Documents”);

(ii) Consent of Secured Parties. This Amendment duly executed by all of the Lenders and Holders comprising the Secured Parties; and

(iii) Additional Information. Such additional documents, instruments and information as the Agent may reasonably request to effect the transactions contemplated hereby.

7(b) Corporate Proceedings Satisfactory. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed or delivered pursuant to it, and all legal matters incident thereto, shall be satisfactory to the Agent.

7(c) No Lease Default or Lease Event of Default. No Lease Default or Lease Event of Default shall have occurred and be continuing after giving effect to this Amendment.

7(d) Fees. The Lessee shall have paid to each Lender (other than the Agent) an amendments fee equal to $5,000 and to Agent such fees as may be separately set forth in any fee letter executed with reference to this Amendment.

8. Representations and Warranties. Each Credit Party represents and warrants to the Agent and the Secured Parties that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and all other Amendment Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of each Credit Party and will not violate any Credit Party’s certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Lease and in any other Operative Agreement are true and correct as if made again on and as of such date (except those, if any, that by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of the earlier date), (c) no Lease Default or Lease Event of Default has occurred and is continuing, and (d) the Lease and all other Operative Agreements are and remain legal, valid, binding and enforceable obligations in accordance with their terms.

9. Survival of Representations and Warranties. All representations and warranties made by any Credit Party in this Amendment or any other Operative Agreement shall survive the execution and delivery of this Amendment and the other Operative Agreements, and no investigation by the Agent or the Secured Parties, or any closing, shall affect the representations and warranties or the right of the Agent and the Secured Parties to rely thereon.

10. Costs and Expenses. The Lessee shall pay on demand all reasonable costs and expenses of the Agent (including the reasonable fees, costs and expenses of counsel to the Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

11. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT-OF-LAWS PRINCIPLES.

12. Execution. This Amendment may be executed in any number of counterparts and by different Parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A Party’s delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

13. Limited Effect. This Amendment relates only to the specific matters it covers, shall not be considered to be a waiver of any rights any Secured Party may have under the Operative Agreements, and shall not be considered to create a course of dealing or to otherwise obligate any Secured Party to grant similar waivers or execute any amendments under the same or similar circumstances in the future.

14. Ratification by Guarantors. Each Guarantor consents to this Amendment, and each Guarantor acknowledges that its guaranty remains in full force and effect without any modification.

15. Certain Waivers. Each Credit Party agrees that none of the Financing Parties shall be liable under a claim of, and waives any claim against any Financing Party based upon lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress, defamation and breach of fiduciary duty) as a result hereof, the discussions conducted pursuant hereto, or any course of action taken by any Financing Party in response thereto or arising therefrom. This Section 12 shall survive the execution and delivery of this Amendment and the expiration or termination of the Lease.

[Signature Page Following]

LESSOR:
Wells Fargo Bank Northwest, National Association, As Owner Trustee under S&F Trust 1998-1

By:	/s/ Val T. Orton
Name:	Val T. Orton
Title:	Vice President

LESSEE:
Smart & Final Inc.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

A-1 LENDER, A-2 LENDER, B LENDER AND HOLDER:
Casino USA, Inc.

By:	/s/ Andre Delolmo
Name:	Andre Delolmo
Title:	President

A-2 LENDER:
General Electric Capital Corporation, as successor in interest to GMAC Business Credit, LLC

By:	/s/ Mark J. Dowling
Name:	Mark J. Dowling
Title:	Duly Authorized Signatory

A-2 LENDER:
NATIXIS

By:	/s/ Nicolas Regent	By:	/s/ P.J. van Tulder
Name:	Nicolas Regent	Name:	P.J. van Tulder
Title:	Director	Title:	Managing Director

A-2 LENDER:
BNP Paribas Leasing Corporation

By:	/s/ Lloyd G. Cox	By:	/s/ Barry Mendelsohn
Name:	Lloyd G. Cox	Name:	Barry Mendelsohn
Title:	Managing Director	Title:	Director

A-2 LENDER AND AGENT:
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland,” New York Branch

By:	/s/ Michelle S. Ruocco
Name:	Michelle S. Ruocco
Title:	Vice President

By:	/s/ Rebecca O. Morrow
Name:	Rebecca O. Morrow
Title:	Executive Director

B LENDER:
GE Commercial Equipment Financing Corporation

By:	/s/ Mark J. Dowling
Name:	Mark J. Dowling
Title:	Duly Authorized Signatory

GUARANTORS:
American Foodservices Distributors
Smart & Final Stores Corporation
Smart & Final Oregon, Inc.
Port Stockton Food Distributors, Inc.
Amerifoods Trading Company
Casino Frozen Foods, Inc.
FoodService Specialists.Com, Inc.
Okum Produce International, Inc.
HL Holding Corporation

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President & Chief Financial Officer

Schedule 1

Lease Supplements and Memoranda of Leases

1. Lease Supplement 1: Lakewood, CA Store, Site # 307. Memorandum of Lease recorded as #01-2325396 at Los Angeles County, CA, on Dec. 6, 2001.

2. Lease Supplement 2: Fountain Valley, CA Store, Site #317. Memorandum of Lease recorded as #20010884848 at Orange County, CA, on Dec. 5, 2001.

3. Lease Supplement 3: Pasadena, CA Store, Site #370. Memorandum of Lease recorded as #01-2325403 at Los Angeles County, CA, on Dec. 6, 2001.

4. Lease Supplement 4: North Hollywood, CA Store, Site #374. Memorandum of Lease recorded as #01-2325410 at Los Angeles County, CA, on Dec. 6, 2001.

5. Lease Supplement 5: Thousand Oaks, CA Store, Site #394. Memorandum of Lease recorded as #2001-0245257-00 at Ventura County, CA, on Dec. 6, 2001.

6. Lease Supplement 6: Sacramento, CA Store, Site #404. Memorandum of Lease recorded as Book 20011205 Page 2016 at Sacramento County, CA, on Dec. 5, 2001.

7. Lease Supplement 7: Redwood City, CA Store, Site #410. Memorandum of Lease recorded as #2001-204137 at San Mateo County, CA, on Dec. 13, 2001.

8. Lease Supplement 8: West Glendale, CA Store, Site #415. Memorandum of Lease recorded as #01-2325424 at Los Angeles County, CA, on Dec. 6, 2001.

9. Lease Supplement 9: Las Vegas, NV Store, Site #417. Memorandum of Lease recorded as 2001 1205 ..01838.

10. Lease Supplement 10: Fairfield, CA Store, Site #451. Memorandum of Lease recorded as #2001-00143263 at Solano County, CA, on Dec. 6, 2001.

11. Lease Supplement 11: Stockton, CA Store, Site #452. Memorandum of Lease recorded as #01199825 at San Joaquin County, CA, on Dec. 6, 2001.

12. Lease Supplement 12: Port Stockton, CA Distribution Center, Site #W750. Memorandum of Lease recorded as #01199818 at San Joaquin Co., CA, on Dec. 6, 2001.

13. Lease Supplement 13: Fontana, CA Store, Site #353. Memorandum of Lease recorded as #20010551804 at San Bernardino County, CA, on Dec. 5, 2001.

14. Lease Supplement 14: Buena Park, CA Store, Site #381. Memorandum of Lease recorded as #20010884006 at Orange County, CA, on Dec. 5, 2001.

15. Lease Supplement 15: West Los Angeles, CA Store, Site #395. Memorandum of Lease recorded as #01-2325417 at Los Angeles County, CA, on Dec. 6, 2001.

16. Lease Supplement 18: Commerce, CA Distribution Center, Site #W601. Memorandum of Lease recorded as #1-2325302 at Los Angeles County, CA, on Dec. 6, 2001.

17. Lease Supplement 19: Monrovia, CA Store, Site #314. Memorandum of Lease recorded as #04-1151003 at Los Angeles County, CA, on May 7, 2004.

18. Lease Supplement 20: Carson, CA Store, Site #369. Memorandum of Lease recorded as #04 1150963 at Los Angeles County, CA, on May 7, 2004.

19. Lease Supplement 21: Inglewood, CA Store, Site #457. Memorandum of Lease recorded as #04 1150876 at Los Angeles County, CA, on May 7, 2004.

20. Lease Supplement 22: Los Angeles, CA Store, Site #459. Memorandum of Lease recorded as #04 1150972 at Los Angeles County, CA, on May 7, 2004.

21. Lease Supplement 23: Moreno Valley, CA Store, Site #475. Memorandum of Lease recorded as #2004-0341540 at Riverside County, CA, on May 7, 2004.

22. Lease Supplement 24: Huntington Park, CA Store, Site #479. Memorandum of Lease recorded as #04-1150941 at Los Angeles County, CA, on May 7, 2004.

Schedule 2

Revised Amortization Schedule to Lease Supplements

The Schedule to each Lease Supplement is amended to read as follows:

On each Payment Date, as defined in the Participation Agreement, a payment will be due under all Lease Supplements equal to the amounts due on such date under the Operative Agreements. The amount payable under each Lease Supplement shall equal be a portion of such payment equal the Unamortized Balance reflected on such Lease Supplement as of November 30, 2006 immediately prior to giving effect to the first amendment thereto divided by the aggregate Unamortized Balance reflected on all such Lease Supplements as of November 30, 2006 immediately prior to giving effect to the first amendment thereto.

Schedule 3

Revised Amortization Schedules to Notes

The Schedule attached to each of the Notes identified below is modified as indicated below:

Casino A1 Note

Tranche A1 Takedown: $16,100,000 Tranche A1 Balloon: $16,100,000 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$16,100,000

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

BNP A2 Note

Tranche A1 Takedown: $3,500,000 Tranche A1 Balloon: $3,454,880.29 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$3,454,880.29

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

Natexis A2 Note

Tranche A1 Takedown: $5,262,295.08 Tranche A1 Balloon: $5,194,457.02 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$5,194,457.02

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

Rabobank A2 Note

Tranche A1 Takedown: $13,155,737.71 Tranche A1 Balloon: $12,986,142.56 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal	Lease Payment	Unamortized

		Payment		Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$12,986,142.56

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

Casino A2 Note

Tranche A1 Takedown: $10,455,737.70 Tranche A1 Balloon: $10,320,949.19 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$10,320,949.19

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

GECC A2 Note

Tranche A1 Takedown: $21,926,229.51 Tranche A1 Balloon: $21,643,570.93 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$21,643.570.93

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

GECC B Note

Tranche A1 Takedown: $10,000,000 Tranche A1 Balloon: $10,000,000 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$10,000,000

Expiration Date		Amount Remaining Outstanding	See Credit Agreement

Casino B Note

Tranche A1 Takedown: $2,700,000 Tranche A1 Balloon: $2,700,000 A1 Rate: See Credit Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See Credit Agreement	$0.00	Same as Interest Payment	$2,700,000

Expiration Date		Amount	See Credit Agreement

Remaining Outstanding

Schedule 4

Revised Amortization Schedules to Certificates

Casino Equity

Tranche 1 Takedown: $4,000,000 Tranche 1 Balloon: $4,000,000 Holder Yield: See Certificate and Trust Agreement

Payment Date	Interest Payment	Principal Payment	Lease Payment	Unamortized Balance
See “Payment Date” definition	See “Holder Yield” definition	$0.00	Same as Interest Payment	$4,000,000

Expiration Date		Amount Remaining Outstanding	See Trust Agreement

Schedule 5

Form of Supplement to Memorandum of Lease

WHEN RECORDED RETURN TO: Morrison & Foerster LLP 555 West Fifth Street, Suite 3500 Los Angeles, CA 90013 Attn: Pauline Stevens, Esq.	SPACE ABOVE THIS LINE FOR RECORDER’S USE

SUPPLEMENT TO MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT

NO.

(California Synthetic)

THIS SUPPLEMENT TO MEMORANDUM OF LEASE AGREEMENT AND LEASE SUPPLEMENT NO.      (“Supplement”), dated as of November __, 2006, is by and between WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as the Owner Trustee under S&F Trust 1998-1, (hereinafter referred to as “Lessor”) and SMART & FINAL INC., a Delaware corporation, with an office at 600 Citadel Drive, Commerce, California 90040 (hereinafter referred to as “Lessee”).

WITNESSETH:

That for value received, Lessor and Lessee do hereby covenant, promise and agree as follows:

1. Definitions. For purposes of this Supplement, capitalized terms used in this Supplement and not otherwise defined herein shall have the meanings assigned to them in the Memorandum of Lease Agreement and Lease Supplement No.      (the “Memorandum”), which was recorded on                      as                      in the Official Records of the County of                     ,                      to the lease of the Property described in the attached Exhibit A pursuant to the Lease Agreement between Lessor and Lessee dated as of November 30, 2001 (as such may be amended, modified, extended, supplemented, restated and/or replaced from time to time, including, without limitation, pursuant to the Lease Supplement, as defined in the Memorandum, the “Lease”).

2. Modification of Memorandum. To reflect that the Lease has been modified to extend its termination date from November 29, 2006 until May 31, 2007 and in certain other respects pursuant to an Omnibus Amendment dated November __, 2006 among Lessor, Lessee and certain other parties, Lessor and Lessee have agreed to record this Supplement and further agree that the date of “November 29, 2006” appearing in Section 3 of the Memorandum is amended to read “May 31, 2007.”

3. Effect of Supplement. The purpose of this instrument is to modify the Memorandum to give notice of the matters described herein to the same extent as if the terms, covenants and conditions contained in the agreements referenced herein were fully set forth in the Memorandum and herein. This Supplement shall not modify in any manner the terms, conditions or intent of the Lease and the parties agree that this Supplement is not intended nor shall it be used to interpret the Lease or determine the intent of the parties under the Lease or the Lease Supplement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this instrument as of the day and year first written.

LESSOR:

WELLS FARGO BANK NORTHWEST, N.A., not individually, but solely as the Owner Trustee under S&F Trust 1998-1

By:
Val T. Orton, Vice President

Wells Fargo Bank Northwest, National Association 79 South Main Street Salt Lake City, Utah 84111 Attn: Val T. Orton Vice President

LESSEE:

SMART & FINAL INC., a Delaware corporation

By:
Richard N. Phegley, Senior Vice President and Chief Financial Officer

Smart & Final Inc. 600 Citadel Drive Commerce, California 90040 Attn: Richard Phegley Senior Vice President and Chief Financial Officer

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STATE OF

COUNTY OF

On before me, personally
(insert name and title of the officer),

appeared _________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

(Seal)

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STATE OF

COUNTY OF

On before me, personally
(insert name and title of the officer),

appeared _________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

(Seal)

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Exhibit A

Property Description

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Exhibit A

Form For Election of Eurodollar Rate

Date:                     ,

To:	Cooperatieve Centrale Raiffeisen-Boerleenbank B.A.,

“Rabobank Nederland,” New York Branch

Wells Fargo Bank Northwest, National Association

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November 30, 2001 among Wells Fargo Bank Northwest, National Association, as Owner Trustee (the “Owner Trustee”) under S&F Trust 1998-1, as the Borrower, Cooperatieve Centrale Raiffeisen-Boerleenbank B.A., as the Agent, and the Lenders party thereto (as amended, the “Credit Agreement”) and the Trust Agreement dated as of November 13, 1998 among the Owner Trustee and the Holders party thereto (as amended, the “Trust Agreement”). Terms defined in the Credit Agreement, the Trust Agreement, and the Participation Agreement referenced therein are used in this letter with the meanings given to them in those documents.

The undersigned hereby requests that, effective on                             , 200   (a Business Day, which is not less than three Business Days after the date of this notice), $                                 of the Loan and $                                 of the Holder Advance (which amounts are ratable between the Loan and the Holder Advance) shall bear interest at the Eurodollar Rate, determined for an Interest Period of              (one, two or three months) plus the Applicable Percentage.

This request conforms with all of the requirements of the Credit Agreement, the Trust Agreement, the Participation Agreement and the other Operative Agreements.

Smart & Final Inc.

By:
Name:
Title:

Form For Election of Eurodollar Rate